EXHIBIT 99.1

BioCryst Appoints Steve Frank to Board of Directors

RESEARCH TRIANGLE PARK, N.C., May 01, 2025 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today announced that the company has appointed healthcare investment banking leader Steve Frank to its board of directors.

Mr. Frank serves as chairman of global healthcare investment banking at J.P. Morgan. He was previously global group head of worldwide healthcare investment banking at Bear Stearns before it was acquired by J.P. Morgan in 2008. Mr. Frank is a trusted corporate advisor, supporting countless transactions including pharmaceutical, biotechnology, medical device and healthcare services firms. A standout institutional investor before becoming a banker, Mr. Frank directed and built State Farm’s multi-billion-dollar life science equity portfolio in the 1980s and early 1990s. He maintains the accreditation as a Chartered Financial Analyst today.

“Steve is one of the most accomplished and respected healthcare investment bankers in the industry and we look forward to adding his expertise to the board. His experience with innovative business development transactions and value-creating capital allocation are a perfect fit as BioCryst builds on its commercial success, accelerates towards profitability and advances its pipeline,” said Dr. Nancy Hutson, chair of the BioCryst board of directors.

“BioCryst is uniquely positioned in the biopharma space with the rare combination of a commercial product growing closer to $1 billion in peak sales, a strong cash position that makes the company independent of the capital markets, and a next wave of potential best-in-class medicines in the clinic. I am excited to join this world-class board at such an important time for the company,” Mr. Frank said.

Mr. Frank currently serves on the board of Precigen. He holds a B.S. from Illinois State University and an M.B.A. from the University of Chicago.

About BioCryst Pharmaceuticals
BioCryst Pharmaceuticals is a global biotechnology company with a deep commitment to improving the lives of people living with complement-mediated and other rare diseases. BioCryst leverages its expertise in structure-guided drug design to develop first-in-class or best-in-class oral small-molecule and protein therapeutics to target difficult-to-treat diseases. BioCryst has commercialized ORLADEYO® (berotralstat), the first oral, once-daily plasma kallikrein inhibitor, and is advancing a pipeline of small-molecule and protein therapies. For more information, please visit www.biocryst.com or follow us on LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s ability to successfully implement or maintain its commercialization plans for ORLADEYO; BioCryst’s ability to successfully progress its pipeline development plans; the results of BioCryst’s partnerships with third parties may not meet BioCryst’s current expectations; risks related to government actions, including that decisions and other actions, including as they relate to pricing, may not be taken when expected or at all, or that the outcomes of such decisions and other actions may not be in line with BioCryst’s current expectations; the commercial viability of ORLADEYO, including its ability to achieve sustained market acceptance and demand; ongoing and future preclinical and clinical development of product candidates may take longer than expected and may not have positive results; the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; product candidates, if approved, may not achieve market acceptance; BioCryst’s ability to successfully commercialize its products and product candidates; BioCryst’s ability to successfully manage its growth and compete effectively; risks related to the international expansion of BioCryst’s business; timing for achieving and sustainability of profitability and positive cash flow may not meet management’s expectations; statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results based on market factors and BioCryst’s ability to execute its operational and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management’s expected ranges. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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Contact:
John Bluth
+1 919 859 7910
jbluth@biocryst.com